FOR IMMEDIATE RELEASE                 CONTACT: FINANCIAL - LAUREN S. BABUS
---------------------                                      (201) 307-2100
                                                           MEDIA - JOE RUSSO
                                                           (201) 307-2486

                  HERTZ REPORTS RECORD FIRST QUARTER EARNINGS
                            OF $48.8 MILLION, UP 38%

PARK RIDGE, NJ, APRIL 14, 1999 -- The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading industrial and construction equipment rental business, reported record first quarter 1999 earnings of $48.8 million, up 38 percent from the $35.4 million generated for the same period last year. Earnings per share on a diluted basis for the quarter were 45 cents, up from 33 cents for the first quarter 1999.

     Hertz achieved record revenues for the quarter of $1.033 billion, up 15 percent from $898.8 million for the same period last year.

     Hertz Chairman and Chief Executive Officer, Frank A. Olson, stated, "This beginning of 1999 comforts our belief we will produce our eighth consecutive year of increased earnings."

     Headquartered in Park Ridge, New Jersey, Hertz operates from over 6,100 locations in the U.S. and over 140 foreign countries.


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                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                    Unaudited

                                                       Three Months              As % of
                                                      Ended March 31,          Total Revenue
                                                   1999         1998          1999         1998
                                                   ----         ----          ----         ----
Revenue                                         $1,032,955   $  898,796       100.0%     100.0%
                                                ----------   ----------     -------    -------
Expenses:
    Direct operating                               488,288      441,301        47.3%      49.1%
    Depreciation of revenue earning equipment      276,725      225,300        26.8%      25.1%
    Selling, general and administrative            108,753      102,837        10.5%      11.4%
    Interest - net                                  77,150       68,632         7.5%       7.6%
                                                ----------   ----------     -------    -------
       Total expenses                              950,916      838,070        92.1%      93.2%
                                                ----------   ----------     -------    -------
Income before income taxes                          82,039       60,726         7.9%       6.8%
Income taxes                                        33,278       25,319         3.2%       2.9%
                                                ----------   ----------     -------    -------
Net income                                      $   48,761   $   35,407         4.7%       3.9%
                                                ==========   ==========     =======    =======
Earnings per share
    Basic                                       $     0.45   $     0.33
    Diluted                                     $     0.45   $     0.33

Weighted average number of shares
  outstanding:
    Basic                                      107,889,681   108,173,721
    Diluted                                    108,396,939   108,684,210





                               BALANCE SHEET DATA
                            (In Thousands of Dollars)
                                    Unaudited

                                                                    March 31,
                                                                    ---------
                                                           1999                  1998
                                                           ----                  ----
Revenue earning equipment:
    Cars                                                 $4,921,176          $4,425,975
    Other equipment                                       1,360,321             865,223
Total assets                                              9,292,986           7,665,073
Total debt                                                6,069,145           4,822,861
Stockholders' equity                                      1,418,408           1,162,309

Note: Certain prior year amounts have been reclassified to conform to current year presentation.





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